UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 13, 2009

PMC COMMERCIAL TRUST
(Exact name of registrant as specified in its charter)

TEXAS	1-13610	75-6446078
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

17950 Preston Road, Suite 600, Dallas, TX	75252
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (972) 349-3200

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective April 13, 2009, in connection with management’s ordinary periodic review of PMC Commercial Trust’s (the “Company”) governance documents, the Board of Trust Managers approved an amendment to the bylaws of the Company.

In general, the amendments were to:

•
Delete the prior requirement that the annual meeting of shareholders be held by a specific date, and instead provides that the annual meeting of shareholders will be held as and when determined by the Company’s Board of Trust Managers.

•
Provide a maximum limit on the size of the Company’s Board of Trust Managers to 15. This amendment conforms the bylaws to be consistent with the limitation contained in the Company’s governance guidelines that limits the number of Trust Managers to 15.

•
Limit the ability to fill vacancies on the Board of Trust Managers to the Company’s Board of Trust Managers. Previously the bylaws permitted the shareholders to fill vacancies on the Board of Trust Managers at special meetings of the shareholders.

•
Provide that the compensation of the Trust Managers shall be determined by the Company’s compensation committee in accordance with its charter. The bylaws previously provided that the Company’s Trust Managers would each receive a set fee for each meeting or committee meeting attended in person.

•	Add advance notice provisions.

The foregoing description of the amendment to the Company’s bylaws is qualified in its entirety by reference to the First Amendment to the Bylaws of PMC Commercial Trust adopted and approved by the Board of Trust Managers, a copy of which is attached and incorporated herein as Exhibit 3.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

3.1	First Amendment to the Bylaws of PMC Commercial Trust

SIGNATURE

Pursuant to the requirements of Section 13 or 15 (d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: April 16, 2009

PMC COMMERCIAL TRUST

By:	/s/ Barry N. Berlin
Barry N. Berlin, Chief Financial Officer and Executive Vice President

EXHIBIT INDEX

Exhibit Number	Description
3.1	First Amendment to the Bylaws of PMC Commercial Trust